Exhibit 99.1

Lauren Gioia | Jennifer Park | Dan Abernethy | Lauren.Gioia@Sothebys.com | Jennifer.Park@Sothebys.com | Dan.Abernethy@Sothebys.com +1 212 606 7176

SOTHEBY’S REPORTS 2019 SECOND QUARTER FINANCIAL RESULTS

NEW YORK, July 30, 2019 - Sotheby’s (NYSE: BID) today reported its financial results for the second quarter and six months ended June 30, 2019.
For the three months ended June 30, 2019, Sotheby’s reported net income of $57.0 million, or $1.20 per diluted share as compared to $57.3 million, or $1.08 per share in the second quarter of 2018. Excluding certain items, Adjusted Net Income* was $70.0 million, or $1.47 per diluted share in the second quarter of 2019 as compared to Adjusted Net Income* of $58.1 million, or $1.09 per diluted share in the second quarter of 2018 - increases of 21% and 35%, respectively, from the second quarter of 2018.
For the six months ended June 30, 2019, Sotheby’s reported net income of $49.9 million, or $1.05 per diluted share, a 2% decrease from net income in the first half of 2018, but an 11% increase in diluted earnings per share, reflecting the impact of the common stock repurchases of the previous nine months. Excluding certain items, Adjusted Net Income* for the first half of 2019 was $63.1 million, or Adjusted Diluted Earnings per Share* of $1.33. As compared to the first half of 2018, Adjusted Net Income* was flat and Adjusted Diluted Earnings per Share* improved 13% from $1.18.
“We are very pleased with our second quarter and first half performance,” said Tad Smith, President and CEO, adding, “The proposed acquisition of our company is on track, and we remain focused on serving our global clients.”

Exhibit 99.1

Non-GAAP Financial Measures
*Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. See Appendix B for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.

Forward-Looking Statements
This release contains certain “forward-looking statements” (as such term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended) relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions. Major factors, which Sotheby’s believes could cause the actual results to differ materially from the predicted results in the “forward-looking statements” include, but are not limited to, the overall strength of the global economy and financial markets, political conditions in various countries, competition with other auction houses and art dealers, the amount and quality of property available for consignment and the marketability at auction of such property. Please refer to our most recently filed Form 10-K for a complete list of Risk Factors.

Investor Relations Information
All Sotheby’s Press Releases and SEC filings are available on our web site at www.sothebys.com.
Given the announcement made on June 16, 2019 regarding Sotheby’s entry into a definitive agreement to be acquired by BidFair USA LLC and BidFair MergeRight Inc., Sotheby’s does not intend to hold a conference call to discuss its financial results for the second quarter and six months ended June 30, 2019.
For detailed information regarding the merger and the Company’s financial results, please consult the preliminary proxy statement filed on July 12, 2019 and the Form 10-Q for the second quarter of 2019, which will be filed on July 30, 2019.

About Sotheby’s
Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in 10 different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as the collection, artist, estate & foundation advisory services of its subsidiary, Art Agency, Partners. Sotheby’s presents private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby's Global Fine Art Division, and three retail businesses: Sotheby’s Wine, Sotheby’s Diamonds, and Sotheby’s Home, the online marketplace for interior design. Sotheby’s has a global network of 80 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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Appendix A

SOTHEBY’S
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)
(Thousands of dollars, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Agency commissions and fees	$322,144	$290,879	$469,811	$456,405
Inventory sales	18,259	40,106	27,025	56,342
Finance	15,848	9,641	29,114	19,522
Other	5,527	5,010	9,293	9,163
Total revenues	361,778	345,636	535,243	541,432
Expenses:
Agency direct costs	73,834	59,449	105,637	94,722
Cost of inventory sales	15,335	42,414	22,501	58,409
Cost of finance revenues	—	1,793	—	4,056
Marketing	6,546	6,276	12,454	11,998
Salaries and related	110,601	96,718	187,246	175,437
General and administrative	47,267	45,671	95,109	89,484
Depreciation and amortization	7,929	7,343	15,620	14,443
Merger-related expenses	5,710	—	5,710	—
Restructuring charges, net	(31)	2,146	(50)	2,146
Total expenses	267,191	261,810	444,227	450,695
Operating income	94,587	83,826	91,016	90,737
Interest income	286	482	571	847
Interest expense	(13,604)	(8,894)	(26,755)	(18,207)
Write-off of credit facility fees	—	(3,982)	—	(3,982)
Extinguishment of debt	—	—	—	(10,855)
Non-operating income	1,687	2,449	3,535	3,873
Income before taxes	82,956	73,881	68,367	62,413
Income tax expense	26,808	17,838	20,822	13,702
Equity in earnings of investees	853	1,234	2,381	2,040
Net income	57,001	57,277	49,926	50,751
Less: Net loss attributable to noncontrolling interest	(5)	(5)	(9)	(9)
Net income attributable to Sotheby's	$57,006	$57,282	$49,935	$50,760
Basic earnings per share - Sotheby's common shareholders	$1.21	$1.09	$1.06	$0.96
Diluted earnings per share - Sotheby's common shareholders	$1.20	$1.08	$1.05	$0.95

Appendix B

NON-GAAP FINANCIAL MEASURES
GAAP refers to generally accepted accounting principles in the United States of America. Included in this earnings release are financial measures presented in accordance with GAAP and also on a non-GAAP basis. Non-GAAP financial measures are important supplemental measures used in our financial and operational decision making processes, for internal reporting, and as part of our forecasting and budgeting processes, as they provide helpful measures of our core operations. These measures allow us to view operating trends, perform analytical comparisons, and benchmark performance between periods. We also believe that these measures may be used by securities analysts, investors, financial institutions, and other interested parties in their evaluation of our performance. The non-GAAP financial measures presented in this earnings release are:

(i)	Adjusted Net Income
(ii)	Adjusted Diluted Earnings Per Share
To the extent applicable, these non-GAAP financial measures exclude the effect of the following items, as detailed in the accompanying reconciliation tables below:

(i)	Charges (credits) related to contractual severance agreements with certain former employees;
(ii)	Accelerated depreciation charges related to certain fixed assets that have been removed from service in connection with the York Property enhancement project;

(iii)	Costs related to our pending Merger with Bidfair USA LLC and BidFair MergeRight Inc.;

(iv)	Restructuring (credits) and charges;

(v)	The loss incurred in connection with the extinguishment of the 2022 Senior Notes;

(vi)	The write-off of unamortized credit facility fees related to our previous credit agreement;

(vii)	Adjustments made to our estimate of the net cost related to the effective settlement of an income tax audit; and
(viii)	The net income tax benefit associated with the enactment of the U.S. Tax Cuts and Jobs Act.

We caution readers of this earnings release that amounts presented in accordance with these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate such measures in the same manner.

Appendix B

The following is a reconciliation of net income attributable to Sotheby's to Adjusted Net Income for the three and six months ended June 30, 2019 and 2018 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to Sotheby's	$57,006	$57,282	$49,935	$50,760
Add: Contractual severance agreement charges (credits), net of tax of ($1,689), $49, ($1,689), and ($627)	7,352	(148)	7,352	1,998
Add: Accelerated depreciation charges, net of tax of ($117), ($390), ($293), and ($775)	356	1,180	890	2,348
Add: Merger-related costs, net of tax of $0, $0, $0, and $0	5,710	—	5,710	—
Add: Restructuring charges (net), net of tax of $8, ($532), ($1) and ($532)	(23)	1,614	(51)	1,614
Add: Extinguishment of debt, net of tax of $0, $0, $0 and ($2,692)	—	—	—	8,163
Add: Write-off of credit facility fees, net of tax of $0, ($922), $0 and ($922)	—	3,060	—	3,060
Add: Net credit associated with the effective settlement of an income tax audit	(375)	—	(712)	—
Add: Net income tax benefit related to the U.S. Tax Cuts and Jobs Act	—	(4,930)	—	(4,930)
Adjusted Net Income	$70,026	$58,058	$63,124	$63,013
Variance versus prior period - $	$11,968		$111
Variance versus prior period - %	21%		—%
The income tax effect of each line item in the reconciliation of net income attributable to Sotheby's to Adjusted Net Income is computed using the relevant jurisdictional tax rate for that item.
The following is a reconciliation of diluted earnings per share to Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Diluted earnings per share	$1.20	$1.08	$1.05	$0.95
Add: Contractual severance agreement charges (credits), per share	0.15	—	0.15	0.04
Add: Accelerated depreciation charges, per share	0.01	0.02	0.02	0.04
Add: Merger-related costs, per share	0.12	—	0.12	—
Add: Restructuring charges (net), per share	—	0.03	—	0.03
Add: Extinguishment of debt, per share	—	—	—	0.15
Add: Write-off of credit facility fees, per share	—	0.06	—	0.06
Add: Net credit associated with the effective settlement of an income tax audit, per share	(0.01)	—	(0.01)	—
Add: Net income tax benefit related to the U.S. Tax Cuts and Jobs Act, per share	—	(0.10)	—	(0.09)
Adjusted Diluted Earnings Per Share	$1.47	$1.09	$1.33	$1.18
Variance versus prior period - $	$0.38		$0.15
Variance versus prior period - %	35%		13%